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                                                                   Exhibit 10.4




                             INDEMNITY AGREEMENT

         THIS INDEMNITY AGREEMENT (this "Agreement") is made as of September 26, 1996, by TRILLIUM CORPORATION, a Washington corporation ("Trillium") and DOUGLAS
B. HAUFF, in favor of GARGOYLES, INC., a Washington corporation ("Gargoyles").

                                  RECITALS

         A. Trillium and Hauff are beneficial owner of shares of Gargoyles' Common Stock.

         B. To protect Gargoyles against any advances, losses, liabilities, deficiencies, claims and expenses associated with the Adidas bicycling products distribution enterprise operated under the trade name Axcent Sports ("Axcent"), Trillium, Hauff and Gargoyles desire to enter into this Agreement.

                                  AGREEMENT

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Trillium and Hauff hereby agree as follows:

         1.       INDEMNITY

         Each of Trillium and Hauff, severally and jointly and on an unlimited basis, hereby agrees to reimburse Gargoyles for any and all advances, investments of any nature, losses, liabilities, deficiencies, claims and expenses (whether incurred before or after the date of this Agreement and including, but not limited to, costs of defense and reasonable attorneys' fees) associated with Axcent as a result of the failure of such enterprise to pay or perform its obligations arising from its operations, and each of Trillium and Hauff, severally and jointly and on an unlimited basis, hereby agrees to indemnify, defend, and hold harmless Gargoyles from and against all losses, liabilities, deficiencies, claims and expenses (including, but not limited to, costs of defense and reasonable attorneys' fees) incurred by Gargoyles arising from the failure of either Trillium or Hauff to pay or perform its obligations pursuant to this Agreement. Any payments required to be made pursuant this Section shall be made before the end of the quarter in which the corresponding losses or charges are to be recorded in the Company's financial statements.
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         2.       ATTORNEYS' FEES

         If it shall be necessary for Gargoyles to employ an attorney to enforce its rights pursuant to this Agreement because of the default of either Trillium or Hauff, the defaulting party shall reimburse Gargoyles for reasonable attorneys' fees and expenses.


         3.       GOVERNING LAW

         This Agreement shall be governed by the internal law of the state of Washington as to all matters, including but not limited to matters of validity, construction, effect and performance.

         IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first above written:



TRILLIUM CORPORATION

By  /s/ Erik J. Anderson
    -------------------------------
Its     Chief Executive Officer



    /s/ Douglas B. Hauff
    -------------------------------
        Douglas B. Hauff




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